Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares to be issued, from time to time, by Barclays (the “Shares”) pursuant to the Barclays Group Deferred Share Value Plan and the Barclays Group Share Value Plan. Such Shares will be registered on one or more registration statements on Form S-8 (each, a “Registration Statement”) and filed with the US Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays or the Company Secretary, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Shares that is to be effective upon filing by Barclays pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

[Remainder of this page left intentionally blank.]

Date: February 16, 2017	By:	/s/ John McFarlane
John McFarlane
Group Chairman

Date: February 16, 2017	By:	/s/ Jes Staley
Jes Staley
Group Chief Executive
(Board and Executive Committee member)

Date: February 16, 2017	By:	/s/ Tushar Morzaria
Tushar Morzaria
Group Finance Director
(Board and Executive Committee member)

Date: February 16, 2017	By:	/s/ Mike Ashley
Mike Ashley
Non-executive Director (Board member)

Date: February 16, 2017	By:	/s/ Tim Breedon
Tim Breedon
Non-executive Director (Board member)

Date: February 16, 2017	By:	/s/ Mary Francis
Mary Francis
Non-executive Director (Board member)

Date: February 16, 2017	By:	/s/ Crawford Gillies
Crawford Gillies
Non-executive Director (Board member)

Date: February 16, 2017	By:	/s/ Gerry Grimstone
Sir Gerry Grimstone
Non-executive Director (Board member)

Date: February 16, 2017	By:	/s/ Reuben Jeffery III
Reuben Jeffery III
Non-executive Director (Board member)

[Signature page of Power of Attorney]

Date: February 16, 2017	By:	/s/ Dambisa Moyo
Dambisa Moyo
Non-executive Director (Board member)

Date: February 16, 2017	By:	/s/ Diane de Saint Victor
Diane de Saint Victor
Non-executive Director (Board member)

Date: February 16, 2017	By:	/s/ Diane Schueneman
Diane Schueneman
Non-executive Director (Board member)

Date: February 16, 2017	By:	/s/ Steve Thieke
Steve Thieke
Non-executive Director (Board member)

[Signature page of Power of Attorney]